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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference of our reports dated January 22, 1997 on PaineWebber U.S. Government Income Fund, PaineWebber Investment Grade Income Fund, PaineWebber High Income Fund and PaineWebber Low Duration U.S. Government Income Fund in this Registration Statement (Form N-1A No. 2-91362) of PaineWebber Managed Investments Trust.

                                               /s/ Ernst & Young LLP

                                               ERNST & YOUNG LLP

New York, New York
March 27, 1997